UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

JBI, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(905) 354-7222
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
––––––––––––––––
Copies to:
Gregg E. Jaclin, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On January 14, 2010, JBI, Inc., (the “Company”) consummated a confidential private placement (the “Private Offering”) with certain accredited investors for the issuance and sale of 8,260,842 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at per share price of $0.80 for aggregate offering proceeds of $6,608,673.  The Private Offering was conducted in connection with the acquisition of Pak-It, LLC, a Florida limited liability company (“Pak-It”) by the Company.

The Private Offering was conducted on a best efforts basis with a minimum investment of $10,000 by the Company’s officers and directors. The gross proceeds received by the Company was $6,608,673.

In connection with the acquisition of Pak-It, the Company also converted a total of $2,736,000 of debt owed to the Pak-It members and lien holders at a per share price of $0.80.  The Company issued 3,420,000 shares of common stock in conjunction with this debt conversion.

In addition, the Company paid off debt and founder loans of its subsidiary Javaco, Inc., in an amount totaling $397,644.44 from the proceeds of the Private Offering.

Item 2.02 Results of Operations and Financial Condition

In connection with the Company’s Form 8-K filed on Jan 6, 2010 discussing the Company’s debt status and incorporated herein by reference. The Company converted a total of $2,736,000 of debt owed to the Pak-It members and lien holders at a per share price of $0.80.  Additionally the Company paid an aggregate cash amount of $1,768,353 for debt owed to the Pak-It members and lien holders.

 Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the sale of the Common Stock in Item 1.01 is incorporated herein by reference in its entirety.

The Private Offering and issuance of shares to the Pak-It members and lien holders was an unregistered sale of securities conducted pursuant to Rule 506 of Regulation D or Regulation S promulgated thereunder. Such securities were not registered under the Securities Act of 1933.

The foregoing description of the Private Offering is not intended to be complete and is qualified in its entirety by the complete text of the agreements attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: January 22, 2010	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer

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